EXHIBIT 3i.1

DEAN HELLER                                                Entity #
Secretary of State                                         E0478932006-7
206 North Carson Street
Carson City, Nevada 89701-4299                             Document Number:
(775) 684 5708 Website: secretaryofstate.biz               20060402513-63

                                                           Date Filed:
                                                           6/26/06 8:00:56 AM

ARTICLES OF INCORPORATION                                  In the office of
(PURSUANT TO NRS 78)
                                                           /s/ Dean Heller

                                                           Dean Heller
                                                           Secretary of State

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               8888 Acquisition Corporation

2. Resident Agent             United Corporate Services, Inc.
   Name and Street            Name
   Address:
  (must Street be a           202 South Minnesota Street    Carson       Nevada       89703
   Nevada address where          Address                     City                    Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares             Number of shares                                                Number of shares
   corporation                   with par value: 150,000,000 (see rider)  Par value: $0001       without par value:
   authorized
   to issue)

                              1. Glenn A. Little
4. Names & Addresses,            Name
   of Board of                   211 Wall Street           Midland     TX          79701
   Directors/Trustees:           Street Address             City      State      Zip Code
   (attach additional page
   if there is more than 3    2.
   directors/trustees            Name

                                 Street Address             City      State      Zip Code

                              3.
                                 Name

                                 Street Address             City      State      Zip Code

5. Purpose: (optional-
   see instructions)          The purpose of this Corporation shall be:

6. Names, Address             Michael A. Barr                         /s/ Michael A. Barr
   and Signature of           Name                                           Signature
   Incorporator.
   (attach additional page    10 Bank Street Suite 560   White Palms   NY         10606
   if there is more than 1    Address                       City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Mario Kruge, V.P.                                           June 23, 2006
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

This form must be accompanied by appropriate fees.

Rider to Articles of Incorporation of: 8888 Acquisition Corporation

FOURTH; The corporation shall be authorized to issue the following shares;

                Class           Number of Shares      Par Value
                -----           ----------------      ---------
                COMMON             100,000,000        $.0001
                PREFERRED           50,000,000        $.0001

     The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

     The Preferred shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as adopted by the Board of Directors; the Board of Directors is expressly authorized to fix the number of shares of each series, the annual rate rates of dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment. of such conversion rights, the rights, if any, of the particular series to participate in distributions or payments upon liquidation, dissolution or winding up of the corporation, and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

     All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board ashereinabove provided or as fixed herein.